Exhibit 99.1
Press Release

EMCORE Announces Reverse Stock Split

ALBUQUERQUE, N.M., January 27, 2012 -- EMCORE Corporation (Nasdaq: EMKR) (“EMCORE”), a leading provider of compound semiconductor-based components and subsystems for the fiber optic and solar power markets, announced today that its Board of Directors has approved a one for four reverse stock split (the “Reverse Stock Split”) of EMCORE common stock.  The Reverse Stock Split was approved by EMCORE’s shareholders at its June 14, 2011 annual meeting.  The Reverse Stock Split will become effective following the filing of an amendment to EMCORE’s corporate charter.

EMCORE has set February 15, 2012, as the record date for the Reverse Stock Split and anticipates that EMCORE common stock will begin trading on the NASDAQ Global Market (“Nasdaq”) on a split adjusted basis at the opening of trading on February 16, 2012.  Nasdaq may append a “D” to the end of EMCORE’s current trading symbol to indicate the Reverse Stock Split, but the trading symbol would revert to “EMKR” after approximately twenty trading days.  In addition, EMCORE common stock will trade under a new CUSIP number following the effectiveness of the Reverse Stock Split.

When the Reverse Stock Split becomes effective, every four shares of issued and outstanding EMCORE common stock will be automatically combined into one issued and outstanding share of common stock without any change in the no par value per share or rights and preferences of our common stock.  This will reduce the number of issued and outstanding shares of EMCORE common stock from approximately 94.0 million to approximately 23.5 million.  No fractional shares will be issued in connection with the Reverse Stock Split, as any fractional shares which result from the Reverse Stock Split will be rounded up to the next whole share.  Furthermore, proportional adjustments will be made to EMCORE options, warrants and other securities, entitling their holders to purchase shares of EMCORE common stock.  The number of authorized shares of our common stock will also be proportionally reduced from 200 million to 50 million.

Additional information regarding the Reverse Stock Split may be found in EMCORE’s definitive proxy statement filed with the Securities and Exchange Commission on May 5, 2011.

About EMCORE
EMCORE offers a broad portfolio of compound semiconductor-based products for the broadband, fiber optic, satellite and solar power markets.  EMCORE’s Fiber Optic segment offers optical components, subsystems and systems for high-speed data and telecommunications networks, cable television (CATV) and fiber-to-the-premise (FTTP), as well as specialty photonics technologies for defense and homeland security applications. EMCORE’s Photovoltaic segment provides products for both satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency Gallium Arsenide (GaAs) solar cells, Covered Interconnect Cells (CICs) and panels. For terrestrial applications, EMCORE is adapting its high-efficiency GaAs solar cells for use in solar concentrator systems. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, any statement or implication regarding the implementation, effectiveness or anticipated benefits of the Reverse Stock Split, including the timing thereof.  Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair EMCORE’s results of operations, business and financial condition. These risks and uncertainties include, but are not limited to, (a) the successful completion of the Reverse Stock Split, including compliance with the applicable requirements of Nasdaq and New Jersey law, (b) the implementation of administrative matters related to the Reverse Stock Split, (c) the realization of any anticipated benefits of the Reverse Stock Split, and (d) factors discussed in more detail under "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in EMCORE’s filings with the Securities and Exchange Commission.  Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Mark Weinswig
Chief Financial Officer
(505) 332-5000
investor@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com